EXHIBIT 10.13
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
LICENSE AGREEMENT
     THIS AGREEMENT made and entered into this 1st day of June, 2004 (“EFFECTIVE DATE”), by and between LEE G. DANTE, an individual having his principal office at [***] (“DANTE”), and OREXIGEN THERAPEUTICS, INC., a corporation organized under the laws of Delaware (“OREXIGEN”), with its corporate headquarters and principal office at One Palmer Square, Suite 515, Princeton, NJ 08540.
     WHEREAS, DANTE owns certain PATENT RIGHTS (as hereinafter defined);
     WHEREAS, DANTE has the right to grant licenses under said PATENT RIGHTS; and
     WHEREAS, DANTE desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant licenses to each hereunder; and
     WHEREAS, OREXIGEN desires to obtain licenses under PATENT RIGHTS and upon the terms and conditions hereinafter set forth; and
     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:
ARTICLE 1 – DEFINITIONS
     For the purposes of this AGREEMENT, and solely for that purpose, the terms and phrases set forth below and elsewhere in this AGREEMENT in capital letters shall be defined as follows:
1.01	“AFFILIATE” shall mean any corporation or non-corporate entity which controls, is controlled by or is under the common control with a party hereto. A corporation or a non-corporate entity, as applicable, shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation, or in the absence of ownership of at least fifty percent (50%) of the voting stock of a corporation, or in the case of a non corporate entity, if it possesses directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-cooperate entity, as applicable.

1.02	“CONSULTING AGREEMENT” shall have the meaning given in Section 3.01(f).

1.03	“FIELD OF USE” shall mean any and all uses.

1.04	“FULLY DILUTED BASIS” means the total number of issued and outstanding shares of the OREXIGEN’s common stock, $.001 par value (“OREXIGEN COMMON STOCK”), calculated to include (i) conversion of all issued and

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outstanding securities then convertible into OREXIGEN COMMON STOCK, (ii) the exercise of all then outstanding options and warrants to purchase shares of OREXIGEN COMMON STOCK, whether or not then exercisable (other than options covered under the following clause (iii)), and (iii) the issuance or grant of all securities reserved for issuance pursuant to any stock or stock option plan of OREXIGEN in effect on the date of the calculation.

1.05	“LICENSED PROCESS” shall mean any process which is covered in whole or in part by a VALID CLAIM contained in the PATENT RIGHTS.

1.06	“LICENSED PRODUCT” shall mean any product or part thereof which:
(a)	is covered in whole or in part by any VALID CLAIM contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; and/or

(b)	is manufactured by using a process or is employed to practice a process which is covered in whole or in part by a VALID CLAIM contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold; and/or

(c)	in its intended use, practices, incorporates, or otherwise utilizes, in whole, or in part, a VALID CLAIM contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used, or sold.
1.07	“LICENSED SERVICE” shall mean any service provided by OREXIGEN (and/or SUBLICENSEES, as the case may be) to a THIRD PARTY which utilizes LICENSED PRODUCTS and/or LICENSED PROCESSES.

1.08	“NET SALES” shall mean:
(a)	in the case of LICENSED PRODUCTS, OREXIGEN’S (and/or those of SUBLICENSEES, as the case may be) revenues received from sale and/or lease of the subject LICENSED PRODUCTS; and

(b)	in the case of LICENSED PROCESSES, OREXIGEN’S (and/or those of SUBLICENSEES, as the case may be) revenues received from sale and/or lease of the subject LICENSED PROCESSES; and

(c)	in the case of LICENSED SERVICES, revenue received by OREXIGEN (and/or SUBLICENSEES, as the case may be) for provision of the subject LICENSED SERVICE to a THIRD PARTY.
and each of (a) (b), and (c), above shall be less the sum of the following:
(w)	discounts allowed in amounts customary in the trade;

(x)	sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

(y)	outbound transportation prepaid or allowed; and

(z)	amounts allowed or credited on returns.
No deductions to NET SALES shall be made for commissions paid to individuals whether they are associated with independent sales agencies or regularly employed by OREXIGEN (and/or SUBLICENSEES, as the case may be) and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered “sold” when the consideration for provision thereof is received by OREXIGEN (and/or SUBLICENSEES, as the case may be). LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED SERVICES used by OREXIGEN (and/or SUBLICENSEES, as the case may be) for its own use in the FIELD (and not in connection with the sale to THIRD PARTIES) shall be considered to be “NET SALES” for purposes of computing royalty obligations, except to the extent that such LICENSED PRODUCTS and/or LICENSED SERVICES are used for clinical field trials or for OREXIGEN’s own internal non-commercial research (and/or SUBLICENSEES, as the case may be).

Except as provided below, if a LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICE is sold in combination with another active component or components, the NET SALES PRICE, for purposes of determining royalties on the combination, will be calculated by multiplying the NET SALES PRICE of the combination by the fraction A/(A+B), where A is the invoice price of the LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICE if sold separately and B is the total invoice price of any other active component or components in the combination if sold separately. If the LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICE and the other active component or components in the combination are not sold separately, the NET SALES PRICE, for purposes of determining royalties on the combination, will be calculated by multiplying the NET SALES PRICE of the combination by the fraction C/(C+D), where C is the actual manufacturing cost of the LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICE and D is the total actual manufacturing cost any other active component(s) included in the combination. Cost of manufacturing or provision of services for the purposes of this paragraph will be determined in accordance with generally accepted accounting principles.

1.09	“NON-OBESITY NET SALES” shall mean NET SALES from any NON-OBESITY PRODUCT.

1.10	“NON-OBESITY PRODUCTS” shall mean any LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICE used for the treatment of any indication other than obesity.

1.11	“OBESITY NET SALES” shall mean NET SALES from any LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICE for the treatment of obesity.

1.12	“OBESITY PRODUCTS” shall mean any LICENSED PRODUCT, LICENSED PROCESS or LICENSED SERVICE used for the treatment of obesity.

1.13	“PATENT RIGHTS” shall mean the patents, patent applications listed in APPENDIX A (such patents hereinafter collectively referred to as “PATENTS”), together with all divisions, continuations, continuations-in-part (but only to the extent that the subject matter of each such continuation-in-part application is described in and enabled by the disclosure of said PATENTS), re-examinations, reissues, substitutions, or extensions thereof and patents issuing therefrom in the United States and non-U.S. jurisdictions. Notwithstanding the foregoing or anything else to the contrary in this AGREEMENT, PATENT RIGHTS shall not include those patents and/or patent applications which, during the term of this AGREEMENT, cease to be PATENT RIGHTS pursuant to Section 6.01 or Section 6.02. The term “PATENT RIGHTS” shall also include any “Improvements”, as such term is defined in the CONSULTING AGREEMENT.

1.14	“PATENT RIGHTS EXPENSES” shall mean all patent-related expenses (including, but not limited to, filing fees, maintenance fees, and reasonable fees and expenses of patent counsel) incurred in connection with the PATENT RIGHTS.

1.15	“STOCK OPTION AGREEMENT” shall have the meaning given in Section 3.01(a).

1.16	“SUBLICENSE” and “SUBLICENSE AGREEMENT” shall mean, and include without limitation, any relationship/agreement in which a THIRD PARTY gains any rights—temporary or otherwise—to any of the rights granted by DANTE to OREXIGEN under this AGREEMENT (including, but not limited to, OREXIGEN AFFILIATES, assignee(s), licensee(s), sublicensee(s), marketing partner(s) and the like, hereinafter, such THIRD PARTIES referred as “SUBLICENSEES”), including, but not limited to those granted via options, rights of first refusal, material transfer agreements, sublicenses (implied or expressed), and the like.

1.17	“SUBLICENSE REVENUES” shall mean any and all initial upfront fees, license fees, option fees, milestone payments, and other amounts (other than running royalties on NET SALES of LICENSED PRODUCTS) payable to OREXIGEN (and/or any of SUBLICENSEES, as the case may be) under a SUBLICENSE to any of the licenses granted by DANTE to OREXIGEN under this AGREEMENT, but excluding any payments that are (a) reimbursements of documented research and development costs and expenses; (b) reimbursement of cost of goods directly relating to LICENSED PRODUCTS supplied by OREXIGEN to such SUBLICENSEE; (c) loans granted to OREXIGEN by such SUBLICENSEE; (d)

reimbursement of documented costs directly related to pursuit of patent protection and/or maintenance of patents for PATENT RIGHTS and/or OREXIGEN PATENT RIGHTS; or (e) an equity investment by a commercial THIRD PARTY (but solely to the extent that such investment is at a price equal to or less than one hundred percent (100%) of the fair market value of stock sold or otherwise transferred in such investment). It is agreed that [***] shall not receive from [***] for any SUBLICENSE under this AGREEMENT, without the express prior written permission of DANTE, such approval not to be unreasonably withheld.
1.18	“TERRITORY” shall mean the world.

1.19	“THIRD PARTY” means any individual or other entity other than DANTE and/or OREXIGEN.

1.20	“VALID CLAIM” shall mean (i) an issued and unexpired claim within the PATENT RIGHTS that has not been permanently revoked or held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction and that has not been dedicated to the public or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (ii) a claim of a pending patent application that was filed in good faith, has not been pending for more than [***] ([***]) years, and which has not been abandoned or finally disallowed without the possibility of appeal or refilling of such application contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold.

1.21	Where appropriate, words denoting a singular number only shall include the plural and vice versa.

1.22	Certain other defined terms shall have the meanings given them elsewhere in this AGREEMENT.
ARTICLE 2 – LICENSE
2.01	DANTE hereby grants to OREXIGEN and OREXIGEN hereby accepts from DANTE, subject to the terms and conditions of this AGREEMENT, the exclusive right and sublicenseable license for the FIELD OF USE in the TERRITORY to practice under the PATENT RIGHTS to develop, make, have made, import, use, lease, offer for sale, sell, and distribute LICENSED PRODUCTS for the FIELD OF USE in the TERRITORY only, to develop, make, have made, import, use, lease, offer for sale, sell, and distribute LICENSED PROCESSES in/for the FIELD OF USE in the TERRITORY, and/or to develop, make, have made, perform, provide, import, use, lease, offer for sale, sell, and distribute LICENSED SERVICES in the FIELD OF USE in the TERRITORY only until the end of the term for which the PATENT RIGHTS are granted unless this AGREEMENT shall be sooner terminated according to the terms hereinafter provided.

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2.02	All SUBLICENSES shall be subject to the terms and conditions of this AGREEMENT, shall be no less favorable to or protective of DANTE than this AGREEMENT except as expressly stated in this AGREEMENT, and shall not be further sublicenseable without the express written approval of DANTE, such approval not to be unreasonably withheld. All SUBLICENSES will be assigned to DANTE in the event the AGREEMENT is terminated, subject to DANTE’s approval, such approval not to be unreasonable withheld or delayed. OREXIGEN shall use commercially reasonable efforts to enforce the terms of the SUBLICENSE agreements. OREXIGEN further agrees to provide DANTE with a copy of all SUBLICENSES within thirty (30) days of execution of each subject SUBLICENSE.
ARTICLE 3 – LICENSE FEE, ROYALTIES AND OTHER FEES
3.01	In consideration of the rights granted to OREXIGEN pursuant to this AGREEMENT and subject to the terms and conditions of this AGREEMENT, OREXIGEN agrees to pay or otherwise compensate DANTE as follows:
(a)	Equity Consideration. OREXIGEN shall grant to DANTE stock options to purchase one hundred forty-six thousand eight hundred ninety-seven (146,897) shares of OREXIGEN COMMON STOCK as represent, on a FULLY DILUTED BASIS, an amount not less than [***] percent ([***]%) of OREXIGEN COMMON STOCK outstanding at the time of execution of this AGREEMENT (hereinafter referred to as the “DANTE OPTIONS”). OREXIGEN shall issue and deliver the DANTE OPTIONS to DANTE within thirty (30) days of the EFFECTIVE DATE, DANTE and OREXIGEN shall enter into the Stock Option Agreement, the form of which is attached as Appendix B (the “STOCK OPTION AGREEMENT”).

(b)	Upfront Royalty. OREXIGEN shall pay DANTE a one-time, noncreditable, non-refundable payment of one hundred thousand dollars ($100,000), payable as follows: (i) upon execution of this AGREEMENT, OREXIGEN shall pay DANTE the sum of twenty-five thousand dollars ($25,000); and (ii) upon execution of this AGREEMENT, OREXIGEN shall deliver the sum of seventy-five thousand dollars ($75,000) into an OREXIGEN escrow account, which sum shall be released to DANTE upon OREXIGEN’S receipt of confirmation that John S. Nagle has filed an assignment of the PATENT RIGHTS with the Patent and Trademark Office.

(c)	Royalty on NET SALES of LICENSED PRODUCTS, LICENSED PROCESSES, and LICENSED SERVICES. At the times and in the manner set forth hereinafter, OREXIGEN (and/or appertaining SUBLICENSEES, as the case may be) shall pay to DANTE non-refundable running royalties (hereinafter such running royalty referred to collectively as the “RUNNING ROYALTY”) of: (i) [***] percent

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([***]%) on OBESITY NET SALES, and (ii) [***] percent ([***]%) on NON-OBESITY NET SALES. Notwithstanding the foregoing, if OREXIGEN (and/or appertaining SUBLICENSEES, as the case may be) obtains from any THIRD PARTY any licenses and/or sublicenses for patent rights in order to practice PATENT RIGHTS in the FIELD OF USE or in order to develop, make, have made, use, import, offer for sale, sell, import, export or provide NON-OBESITY PRODUCTS, then OREXIGEN (and/or appertaining SUBLICENSEES, as the case may be) shall be entitled to credit its/their payment of additional running royalties to such THIRD PARTY(ies), if any, on NON-OBESITY NET SALES against the RUNNING ROYALTY for the subject NON-OBESITY PRODUCTS in the appertaining country(ies) during the appertaining time period, provided that in no event shall the amount otherwise payable to DANTE as RUNNING ROYALTY on NON-OBESITY NET SALES be reduced to less than [***] percent ([***]%) for the subject NON-OBESITY PRODUCTS in the appertaining country(ies) during the appertaining time period. The RUNNING ROYALTY on OBESITY NET SALES shall [***] under this Section 3.01(c).
(d)	Milestone Payments. OREXIGEN (and/or appertaining SUBLICENSEES, as the case may be) shall pay DANTE a one-time, noncreditable, non-refundable payment of one million dollars ($1,000,000) within [***].

(e)	Royalty on SUBLICENSE REVENUES. OREXIGEN (and/or appertaining SUBLICENSEES, as the case may be) shall pay to DANTE a royalty of [***] percent ([***]%) on SUBLICENSING REVENUES.

(f)	Consulting Agreement. Concurrently with the execution of this AGREEMENT, OREXIGEN and DANTE shall enter into a Consulting Agreement, the form of which is attached hereto as Appendix C (the “CONSULTING AGREEMENT”).
3.02	All payments due from OREXIGEN (and/or appertaining SUBLICENSEES, as the case may be) pursuant to this AGREEMENT shall be due and payable in accordance with the terms and conditions of this AGREEMENT. All past due payments shall bear interest at the annual rate of [***] percent ([***]%) legal from the due date of such payment until paid. The payment of such interest and late fees shall not foreclose DANTE from exercising any other rights he may have as a consequence of the lateness of any payment.

3.03	No multiple royalties on NET SALES shall be payable to DANTE on a single LICENSED PRODUCT because its manufacture, use, lease, sale or practice are or shall be covered by more than one of the PATENT RIGHTS.

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ARTICLE 4 – DUE DILIGENCE REQUIREMENTS
4.01	No multiple royalties on NET SALES shall be payable to DANTE on a single LICENSED PRODUCT because its manufacture, use, lease, sale or practice are or shall be covered by more than one of the PATENT RIGHTS and/or OREXIGEN PATENT RIGHTS.

4.02	OREXIGEN shall use commercially reasonable efforts to bring LICENSED PRODUCTS to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and OREXIGEN PATENT RIGHTS, and to continue active, diligent marketing efforts for LICENSED PRODUCTS throughout the life of this AGREEMENT.

4.03	During the term of this AGREEMENT, OREXIGEN will submit [***] progress reports to DANTE as set forth in Section 5.02. DANTE shall have the right to request [***] ([***]) [***] to discuss such information with representatives of OREXIGEN at OREXIGEN’S offices. As part of exercising such commercially reasonable efforts, OREXIGEN will consider filing an NDA for LICENSED PRODUCTS, provided that such a filing is appropriate, given the medical effectiveness of the particular LICENSED PRODUCT, the market opportunity therefor, competitive conditions, time to approval, cost of conducting reasonably anticipatory clinical trials and other commercially reasonable factors.
ARTICLE 5 – REPORTS AND RECORDS
5.01	OREXIGEN shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the amounts payable to DANTE hereunder and shall require SUBLICENSEES, as the case may be, to do the same. Said books of account shall be kept at OREXIGEN’s (and/or SUBLICENSEES’) principal place of business or the principal place of business of the appropriate division of OREXIGEN (and/or SUBLICENSEE) to which this AGREEMENT relates. Said books and the supporting data shall be open at all reasonable times for [***] ([***]) years following the end of the calendar year to which they pertain, to the inspection of DANTE or its agents for the purpose of verifying the OREXIGEN’s (and/or SUBLICENSEE’s) royalty statement or compliance in other respects with this AGREEMENT. Should such inspection lead to the discovery of a greater than [***] percent ([***]%) discrepancy in reporting, OREXIGEN agrees to pay the full cost of such inspection in addition to any amounts due to DANTE.

5.02	OREXIGEN shall report the status of development of each LICENSED PRODUCT [***] to DANTE by [***]. Such report shall include descriptions of OREXIGEN’s (and/or SUBLICENSEES’s plans and commercially reasonable estimated timeframes for testing, development, governmental approvals and marketing/sale of each LICENSED PRODUCT.

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5.03	After the first commercial sale of a LICENSED PRODUCT, and in addition to the reports required under Section 5.02, OREXIGEN shall render to DANTE prior to [***] a written account of the NET SALES of LICENSED PRODUCTS made during the prior [***] period ending [***], respectively, and shall simultaneously pay to DANTE the royalties due on such NET SALES in United States dollars. Reports tendered shall include the calculation of royalties by product by country. Further, OREXIGEN shall render to DANTE prior to [***] a written account of royalties on SUBLICENSE REVENUES due to DANTE for the prior [***] period ending [***], respectively, and shall simultaneously pay to DANTE the royalties due on such NET SALES in United States dollars.
ARTICLE 6 – PATENTS
6.01	Patent Prosecution
(a)	DANTE shall use his reasonable best efforts to have the prosecution of the PATENT RIGHTS transferred to OREXIGEN’S patent firm (Knobbe Martens Olson & Bear LLP, attn: Ned A. Israelsen, 550 West C Street, Suite 1200, San Diego, CA 92101, (619) 235-8550 (voice), (619) 235-0176 (fax), email nisraelsen@kmob.com) within [***] ([***]) days of the EFFECTIVE DATE so that OREXIGEN may assume primary responsibility for all activities associated with the prosecution and maintenance of the PATENT RIGHTS. OREXIGEN will use reasonable commercial efforts to file, prosecute and maintain the PATENT RIGHTS during the term of this AGREEMENT. OREXIGEN will keep DANTE advised as to all developments with respect to any applicable divisional, continuation, continuation-in-part and reissue application(s) within the scope of the PATENT RIGHTS. OREXIGEN shall keep DANTE advised as to the status of the PATENT RIGHTS and OREXIGEN’s designated patent attorneys will provide DANTE, in a timely manner, with copies of all official documents and correspondence relating to the prosecution, maintenance, and validity of the PATENT RIGHTS. OREXIGEN shall consult with DANTE in such prosecution and maintenance, shall diligently seek advice of DANTE on all matters pertaining to the PATENT RIGHTS, shall diligently seek strong and broad claims under the PATENT RIGHTS, and shall not abandon prosecution of any PATENT RIGHTS or any of the claims of the PATENT RIGHTS without first notifying DANTE in a timely manner of OREXIGEN’s intention and reason therefore, and providing DANTE with reasonable opportunity to assume responsibility for prosecution and maintenance of the appertaining PATENT RIGHTS (which thereafter shall be subject to the provisions of Section 6.02(b) as regards status as PATENT RIGHTS and LICENSED PRODUCTS, LICENSED PROCESSES, and LICENSED SERVICES and OREXIGEN’s rights therein). All decisions with respect to the prosecution of the PATENT RIGHTS by OREXIGEN pursuant to

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this Section 6.01(a) shall be made by OREXIGEN, subject to the approval of DANTE which approval shall not be unreasonably withheld or delayed. OREXIGEN’s obligations under this Section 6.01(a) shall include, without limitation, an obligation to inform DANTE in a timely manner (no less than [***] ([***]) days prior to the appertaining filing deadlines) that OREXIGEN will not pursue patents in any non-US country so that DANTE may pursue such patents if it so desires in which case from the date of such filing of such patent applications by DANTE shall not be considered PATENT RIGHTS and OREXIGEN shall be deemed to have forfeited all rights under this AGREEMENT to such patent applications and resulting patents. (APPENDIX A shall be deemed to be so amended.) For avoidance of doubt, it is understood that OREXIGEN shall assume direct and full responsibility for payment of expenses it incurs as a result of his assumption of responsibility for prosecution of PATENT RIGHTS under this Section 6.01(a).
6.02	Patent Costs.
(a)	During the term of this AGREEMENT, payment of all PATENT RIGHTS EXPENSES shall be the responsibility of OREXIGEN, whether such fees and costs were incurred before or after the EFFECTIVE DATE of this AGREEMENT. Notwithstanding anything to the contrary in this AGREEMENT, except as OREXIGEN declines interest in non-US patent pursuit, OREXIGEN shall be responsible for all PATENT RIGHTS EXPENSES associated with the preparation and filing of the PCT application(s) contained within the PATENT RIGHTS as well as all PATENT RIGHTS EXPENSES associated with pursuit and maintenance of the PATENT RIGHTS. Within thirty (30) days of the EFFECTIVE DATE of this AGREEMENT, OREXIGEN agrees to reimburse DANTE for PATENT RIGHTS EXPENSES (not to exceed forty thousand dollars ($40,000)) which were incurred by DANTE, and for which attorney invoices were received and processed by DANTE, before the EFFECTIVE DATE.

(b)	If OREXIGEN decides to discontinue the financial support of the prosecution or maintenance of a subject PATENT APPLICATION or patent falling within the scope of PATENT RIGHTS, OREXIGEN will give DANTE timely written notice at least two (2) months in advance of the effective date of OREXIGEN’s decision and DANTE will be free to continue prosecution or maintain any such application(s)/patents, and to maintain any protection issuing thereon in the U.S. and in any foreign country at DANTE’s sole expense. In such instances, from the date of DANTE’s receipt of such written notice from OREXIGEN, such patent and/or DANTE PATENT APPLICATION shall no longer be considered to fall within the definition of PATENT RIGHTS (APPENDIX A shall be deemed to be so amended) and OREXIGEN shall forfeit all rights under this AGREEMENT to the subject issued patent(s) and/or subject DANTE

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PATENT APPLICATION and patent(s) arising from such PATENT APPLICATION. Accordingly, DANTE shall be free, at his sole discretion to license said patent(s) and patent application(s) to any THIRD PARTY or otherwise dispose of such patent(s) and patent applications(s) as it deems appropriate.
6.03	OREXIGEN agrees to mark the LICENSED PRODUCTS (as the case may be), and/or their containers, labels, and/or other packaging, in such a manner as to conform to the patent laws and practices of the country of manufacture or sale, as appropriate.
ARTICLE 7 – INFRINGEMENT OF THIRD-PARTY RIGHTS
7.01	In the event that DANTE or OREXIGEN is charged with infringement of a patent by a THIRD PARTY or is made a party in a civil action as a result of the activity of OREXIGEN and/or a SUBLICENSEE (and not from the activity of DANTE or his AFFILIATES other than the granting of this license to OREXIGEN) as a result (directly or indirectly) of the licenses granted hereunder to OREXIGEN, OREXIGEN:
(a)	must defend and/or settle any such claim of infringement or civil action;

(b)	must assume all costs, expenses, damages, and other obligations, for payments incurred as a consequence of such charges of infringement and/or civil action;

(c)	must indemnify and hold DANTE harmless from any and all damages, losses, liability, and costs resulting from a charge of infringement or civil action which shall be brought against DANTE and attributable to technology added to, incorporated into or sold with a LICENSED PRODUCT by OREXIGEN, and/or SUBLICENSEE (as the case may be) or to manufacturing processes utilized by OREXIGEN or SUBLICENSEE (as the case may be); and

(d)	may, if such claim of infringement or civil action shall be based on patent claims contained in any pending or issued patent included in the PATENT RIGHTS, terminate this AGREEMENT effective immediately upon DANTE’s receipt of written notice of termination.
7.02	DANTE will give OREXIGEN reasonable assistance, at OREXIGEN’s expense, in the defense of any such infringement charge or lawsuit, as may be reasonably required. OREXIGEN shall reimburse DANTE for such expenses within [***] ([***]) days of receiving an invoice for the same.
ARTICLE 8 – INFRINGEMENT OF PATENT RIGHTS BY THIRD PARTIES
8.01	Each party to this AGREEMENT is obligated to inform the other promptly in writing of any alleged infringement of which it becomes aware and of any

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available evidence of infringement by a THIRD PARTY of any patents within the PATENT RIGHTS.
8.02	If during the term of this AGREEMENT, OREXIGEN becomes aware of any alleged infringement by a THIRD PARTY, OREXIGEN shall have the right, but not the obligation, to either:
(a)	settle the infringement suit by sub-licensing the alleged infringer or by other means; or

(b)	prosecute at its own expense any infringement of the PATENT RIGHTS. In the event OREXIGEN prosecutes such infringement of PATENT RIGHTS, OREXIGEN may, for such purposes, request to use the name of DANTE as party plaintiff. DANTE, at his sole discretion, may agree to become a party plaintiff, and all costs associated therewith shall be borne by OREXIGEN.
8.03	In the event that OREXIGEN undertakes the enforcement and/or defense of the PATENT RIGHTS by litigation, including any declaratory judgment action, the total cost of any such action commenced or defended solely by OREXIGEN shall be borne by OREXIGEN. Any recovery of damages by OREXIGEN as a result of such action shall be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of OREXIGEN relating to the action, and second in satisfaction of unreimbursed legal expenses and attorneys’ fees of DANTE, if any, relating to the action. If applicable, OREXIGEN shall receive an amount equal to its lost profits, a reasonable royalty on sales of the infringer, or other measure of damages the court shall have applied, less a reasonable approximation of the royalties that OREXIGEN would have owed to DANTE on NET SALES that may have been made by OREXIGEN but, instead, were lost to the infringer, which amount shall be promptly paid by OREXIGEN to DANTE. Any balance remaining from such recovery shall be distributed between OREXIGEN and DANTE, with OREXIGEN receiving [***] percent ([***]%) and DANTE receiving [***] percent ([***]%).

8.04	In the event OREXIGEN does not undertake action to prevent the infringing activity within [***] ([***]) months of having been made aware and notified thereof, DANTE shall have the right, but not the obligation, to prosecute at his own expense any such infringements of the PATENT RIGHTS and, in furtherance of such right, DANTE may use the name of OREXIGEN as a party plaintiff in any such suit without expense to OREXIGEN. The total cost of any such infringement action commenced or defended solely by DANTE shall be borne by DANTE. Any recovery of damages by DANTE for any infringement shall be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of DANTE relating to the suit, and second toward reimbursement of OREXIGEN’s reasonable expenses, including reasonable attorneys’ fees, relating to the suit. Any balance remaining from such recovery shall be distributed between

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OREXIGEN and DANTE, with DANTE receiving [***] percent ([***]%) and OREXIGEN receiving [***] percent ([***]%).
8.05	In any infringement suit instituted by either party to enforce the PATENT RIGHTS, the other party hereto shall, at the request and expense of the party initiating such suit, reasonably cooperate in all respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.06	OREXIGEN has the sole right in accordance with the terms and conditions herein to sublicense any LICENSED PRODUCT to an alleged infringer under the PATENT RIGHTS in the TERRITORY in order to avoid infringement in the future.

8.07	Any of the foregoing notwithstanding, if at any time during the term of this AGREEMENT any of the PATENT RIGHTS are held invalid or unenforceable in a decision which is not appealable or is not appealed within the time allowed, OREXIGEN shall have no further obligations to DANTE with respect to its future use or sale of any LICENSED PRODUCT, LICENSED PROCESS, and/or LICENSED SERVICE covered solely by such PATENT RIGHTS, including the obligation of paying royalties. For avoidance of doubt it is understood and agreed that in such event, OREXIGEN shall not have any damage claim or any claim for refund or reimbursement against DANTE for any amounts previously paid to DANTE under this AGREEMENT, including, but not limited to, the payment of DANTE STOCK.
ARTICLE 9 – GOVERNMENT CLEARANCE, PUBLICATION
9.01	Insofar as such clearance is required, OREXIGEN agrees to use its best efforts to have the LICENSED PRODUCTS cleared for marketing in those countries in which OREXIGEN intends to sell LICENSED PRODUCTS by the responsible government agencies requiring such clearance. To accomplish said clearances at the earliest possible date, OREXIGEN agrees to file or have filed any necessary data with said government agencies as quickly as commercially reasonable. Should this AGREEMENT terminate in accordance with Section 10.02, 10.03, or 10.04, LICENSEE shall, within [***] ([***]) days following such termination and at its own expense, assign to DANTE its full interest and title in and full documentation of (i) all market clearance applications (including all data relating thereto) which relate to LICENSED PRODUCTS, LICENSED PROCESSES, and/or LICENSED SERVICES and (ii) all data that could relate to market clearance applications for LICENSED PRODUCTS, LICENSED PROCESSES, and/or LICENSED SERVICES, including, but not limited to, all in vitro and in vivo pre-clinical data, pharmacology data, toxicology data, human data and the like. Notwithstanding anything to the contrary in this AGREEMENT, effective upon receipt of such information, data, etc. by DANTE, such information shall not be considered the confidential information of OREXIGEN under Article 11 but instead shall henceforth be considered the confidential information of DANTE

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and subject to the provisions of restricted use and non-disclosure set forth in Article 11.
9.02	It is understood and agreed that the right of publication/presentation of the PATENT RIGHTS shall reside with DANTE, but OREXIGEN shall also have the right to publish and/or co-author any publication/presentation on the PATENT RIGHTS in accordance with academic custom. In the event that either DANTE or OREXIGEN desires to so publish/present, the party desiring publication shall notify the other party of its desire to publish/present at least thirty (30) days in advance of each subject publication/presentation and shall furnish to the non-publishing party a written description of the subject matter of the publication/presentation in order to permit the non-publishing party to review and comment thereon, such obligation of notification of the publishing/presenting party and associated right of the non-publishing/presenting party to review and comment thereon to expire upon the [***] ([***]) anniversary of the Effective Date.
ARTICLE 10 – DURATION AND TERMINATION
10.01	This AGREEMENT shall become effective upon the EFFECTIVE DATE, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force and effect for the life of the last-to-expire of the patents included in the PATENT RIGHTS.

10.02	Either party may immediately terminate this AGREEMENT for fraud, willful misconduct, or illegal conduct of the other party, in all such cases with respect to the subject matter of this AGREEMENT, upon written notice of same to that other party.

10.03	OREXIGEN may terminate this AGREEMENT by giving DANTE written notice at least three (3) months prior to the effective date of such termination. It is understood that OREXIGEN shall remain responsible for the timely payment of all amounts due DANTE under this AGREEMENT through the effective date of the termination.

10.04	If either party fails to fulfill any of its material obligations under this AGREEMENT, the non-breaching party may terminate this AGREEMENT, upon written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a breach of the AGREEMENT. The party receiving notice of the breach will have the opportunity to cure that breach within thirty (30) days of receipt of notice. If the breach is not cured within that time, the termination will be effective as of the thirty-first (31st) day after receipt of notice. A party’s ability to cure a breach will apply only to the first [***] ([***]) breaches properly noticed under the terms of this AGREEMENT, regardless of the nature of those breaches. Any subsequent breach by that party will entitle the other party to terminate this AGREEMENT upon receipt of notice by the breaching party, where such notice must contain a

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full description of the event or occurrence constituting a breach of this AGREEMENT.
10.05	If during the term of this AGREEMENT, OREXIGEN shall become bankrupt or insolvent or if the business of OREXIGEN shall be placed in the hands of a receiver or trustee, whether by the voluntary act of OREXIGEN or otherwise, or if OREXIGEN shall cease to exist as an active business, this AGREEMENT shall immediately terminate and all PATENT RIGHTS and any rights granted hereunder by DANTE to OREXIGEN shall immediately be returned and transferred to DANTE.

10.06	Notwithstanding anything to the contrary in this AGREEMENT, neither expiration nor any termination of this AGREEMENT shall remove any financial obligations to DANTE which OREXIGEN incurred under this AGREEMENT prior to and as of the effective date of any expiration or termination.

10.07	On or before the effective date of any expiration or termination of this AGREEMENT, OREXIGEN shall cease the manufacture, use, practice, lease, and sale, offering, distribution, and other commercialization of LICENSED PRODUCTS, LICENSED PROCESSES, and LICENSED SERVICES.

10.08	Within thirty (30) days of any expiration or termination of this AGREEMENT, OREXIGEN shall (i) return to DANTE or destroy, as directed by DANTE, all information, data, and any relevant materials provided to OREXIGEN during the term of this AGREEMENT and (ii) destroy all LICENSED PRODUCTS in a safe and legal manner. Further, OREXIGEN shall provide DANTE with a written statement signed by an authorized representative of OREXIGEN certifying the destruction of all LICENSED PRODUCTS in a safe and legal manner, as well as the destruction of said information data, and relevant materials if such instructions for destruction are given by DANTE.
ARTICLE 11 – CONFIDENTIALITY
11.01	DANTE and OREXIGEN each agree to treat any confidential information disclosed to it by the other party under this AGREEMENT with reasonable care and to avoid disclosure of such information to any other person, firm or corporation, except AFFILIATES bound by the obligations of confidentiality and restricted use set forth in this Article 11, and either party shall be liable for unauthorized disclosure or failure to exercise such reasonable care. Further, the receiving party will not use the disclosing party’s confidential information other than for the benefit of the parties hereto and relating to this AGREEMENT. These obligations of non-disclosure and restricted use shall remain effect for each subject disclosure of confidential information for a period of time of [***] ([***]) years from such disclosure, however, neither party shall have an obligation, with respect to confidential information disclosed to it, or any part thereof, which:
(a)	is already known to the party at the time of the disclosure;

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(b)	becomes publicly known without the wrongful act or breach of this AGREEMENT by the party;

(c)	is rightfully received by the party from a THIRD PARTY on a non-confidential basis;

(d)	is subsequently and independently developed by employees of the party who had no knowledge of the information, as verified by written records;

(e)	is approved for release by prior written authorization of the party disclosing the information; or

(f)	is disclosed pursuant to any judicial or government request, requirement or order, provided that the party so disclosing takes reasonable steps to provide the other party sufficient prior notice in order to contest such request, requirement or order and provided and provided that such disclosed confidential information otherwise remains subject to the obligations of confidentiality set forth in this Article 11.
11.02	DANTE and OREXIGEN agree that any information to be treated as confidential information under this Article 11 must be disclosed in writing or other tangible medium and must be clearly marked “CONFIDENTIAL”. Confidential information disclosed orally must be summarized and reduced to writing or other tangible medium and communicated to the other party within thirty (30) days of such disclosure, and the other party agrees that such disclosed information shall be deemed confidential.

11.03	Notwithstanding the foregoing, OREXIGEN shall have the right to use and disclose any confidential information related to the PATENT RIGHTS to investors, prospective investors, employees, consultants and agents with a need to know, collaborators, prospective collaborators and other THIRD PARTIES in the chain of manufacturing and distribution provided that OREXIGEN obtains from such parties written confidentiality agreements, the provisions of which are at least as restrictive and protective of DANTE’s confidential information as those provided in this Article 11.

11.04	Notwithstanding anything to the contrary in this AGREEMENT, all information relating to filing, prosecution, maintenance, defense, infringement, and the like regarding the PATENT RIGHTS (no matter how disclosed) shall be considered the confidential information of DANTE and subject to the obligations of restricted use and non-disclosure set forth in this Article 11.
ARTICLE 12 – NOTICES
12.01	It shall be a sufficient giving of any notice, request, report, statement, disclosure or other communication hereunder if the party giving the same shall
(a)	hand deliver such communication; or

(b)	mail such a communication, postage prepaid, first class, certified mail; or

(c)	send such communication, shipping prepaid by national/international courier service to the party to receive such communication at the address given below, or such other address as may hereafter be designated by notice in writing by the appertaining party.

DANTE	OREXIGEN

Lee G. Dante	Orexigen Therapeutics, Inc.
[***]	Attn: Chief Executive Officer
One Palmer Square, Suite 515
Princeton, NJ 08540 USA

cc: (if of a legal nature)	Biotech Law Associates, P.C.
Flamm, Boroff & Bacine, P.C.	Attn: Douglas A. Branch
Attn: Mark W. Mullineaux	800 Research Parkway, Suite 310
925 Harvest Drive, Suite 220	Oklahoma City, OK 73104
Blue Bell, PA 19422
12.02	The date of giving any such notice, request, report, statement, disclosure or other communications, and the date of making any payment hereunder required (provided such payment is received), shall be the actual date of receipt.
ARTICLE 13 – ASSIGNMENT
13.01	This AGREEMENT shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However, OREXIGEN may not assign its rights in this AGREEMENT without approval by DANTE, such approval not to be unreasonably withheld. Notwithstanding the foregoing, a change of control transaction, merger, consolidation or sale of substantially all of the assets of OREXIGEN shall not be deemed an assignment for purposes of this clause and no consent of DANTE shall be required for such transactions.
ARTICLE 14 – INDEMNITY, INSURANCE, REPRESENTATIONS, STATUS
14.01	DANTE will be indemnified, defended by counsel reasonably acceptable to DANTE, and held harmless by OREXIGEN and appertaining SUBLICENSEES, as the case may be, from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “CLAIMS”) based upon, arising out of, or otherwise relating to this AGREEMENT including, but not limited to, (i) any action relating to product liability, and (ii) any CLAIM that a LICENSED PRODUCT and/or practice of

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any of the PATENT RIGHTS infringes the intellectual property of a THIRD PARTY. However, the foregoing indemnity shall not apply to CLAIMS to the extent that they (w) are related to CLAIMS made by John S. Nagle with respect to the PATENT RIGHTS, (x) are caused by the gross negligence of DANTE, (y) are caused by a material breach of this AGREEMENT by DANTE, and/or (z) pertain solely to claims that the activities of DANTE infringe the intellectual property of a THIRD PARTY.
14.02	OREXIGEN will purchase and maintain in effect, at its sole expense, with reputable insurance companies, appropriate insurance policies, including, but not limited to a policy of product liability insurance and a policy of general liability insurance, in such amounts as is reasonably sufficient and commercially reasonable to protect against its liability under Section 14.01 above. Further, OREXIGEN will require that every SUBLICENSEE, purchase and maintain in effect, at its sole expense, with reputable insurance companies, appropriate insurance policies, including, but not limited to a policy of product liability insurance and a policy of general liability insurance, in such amounts as is reasonably sufficient and commercially reasonable to protect against their respective liability as regards Section 14.01 above. It is understood and agreed that OREXIGEN and/or SUBLICENSEES (as the case may be) shall not be required to possess product liability insurance under this Section 14.02 until the first of the following to occur as regards OREXIGEN and/or appertaining SUBLICENSEES (i) commencement of clinical trials of a LICENSED PRODUCT; or (ii) commencement of sale, lease, or provision of LICENSED PRODUCTS (including, but not limited to provision of LICENSED SERVICES in connection with a clinical trial). DANTE shall have the right to ascertain from time to time that any required coverage under this Section 14.02 exists, such right to be exercised by DANTE in a reasonable manner.

14.03	DANTE MAKES NO REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OF ANY KIND. IN PARTICULAR, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE PATENT RIGHTS DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS. IN ADDITION, NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY DANTE OF THE VALIDITY OF ANY OF THE PATENT RIGHTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF THE PATENT RIGHTS. FURTHER, DANTE SHALL HAVE NO LIABILITY WHATSOEVER TO OREXIGEN, ITS AFFILIATES, SUBLICENSEES, OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON OREXIGEN OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM:

(a)	the production, use, practice, offering, lease, or sale of any LICENSED PRODUCT;

(b)	the use of the PATENT RIGHTS; or

(c)	any advertising or other promotional activities with respect to any of the foregoing.
The provisions of this Section 14.03 shall in no way limit or offset the indemnification provided for in Section 14.04 and shall be superseded in its application by Section 14.04.

14.04	OREXIGEN has been informed of agreements between DANTE and John S. Nagle (“NAGLE”) regarding ownership of the PATENT RIGHTS. DANTE has informed OREXIGEN that, based on an agreement dated October 23, 2003 between DANTE and NAGLE, and a payment by DANTE to NAGLE, DANTE is the sole owner of the PATENT RIGHTS. This Section 14.04 governs the rights and responsibilities of the parties relative to such matter.
(a)	In the event of any actual or threatened litigation involving OREXIGEN or DANTE in which NAGLE (or any third party claiming rights from NAGLE) claims an ownership interest in, or a license or other right to, the PATENT RIGHTS (the “NAGLE LITIGATION”), OREXIGEN hereby agrees to assist DANTE in such matter, as provided in this Section 14.04.

(b)	[***] shall pay all costs incurred by [***] in pursuing or defending any NAGLE LITIGATION, including, but not limited to, all attorney’s fees, litigation costs incurred by any attorney representing [***], court costs, expert fees, travel costs, copying costs, and other costs related to the NAGLE LITIGATION (hereinafter referred to as “NAGLE EXPENSES”). [***] shall pay the NAGLE EXPENSES if [***] defends an action brought by NAGLE (or any third party claiming rights from NAGLE) that includes a claim of ownership of, or license rights to, the PATENT RIGHTS. [***] shall also pay the NAGLE EXPENSES if DANTE or OREXIGEN brings an action against NAGLE (or any third party claiming rights from NAGLE) so long as in any such action, [***] does not make a claim in addition to ownership of the PATENT RIGHTS. OREXIGEN and DANTE shall consult on litigation strategy, including, but not limited to, the selection of counsel, whether to institute an action and/or the selection of court (including geographic location). The rights and obligations under this Section 14.04 (b) are separate and apart from the rights and obligations stated in Sections 14.04 (c) and 14.04 (d) covering indemnification and hold harmless terms. Any rights or obligations or payments incurred or made under Sections 14.04 (c) and 14.04 (d) shall have no impact on any obligation of [***] to pay NAGLE EXPENSES.

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(c)	DANTE shall be indemnified and held harmless by OREXIGEN, from and against any CLAIMS relating to or arising from NAGLE LITIGATION; provided, however, the extent to which OREXIGEN shall be required to so indemnify shall be reduced by any payments (the “DANTE ROYALTY PAYMENTS”) made to DANTE under Section 3.01 (other than Sections 3.01(a) or 3.01(f)). The payment of any NAGLE EXPENSES by [***]. OREXIGEN shall not be required to so indemnify DANTE under this Section 3.01 to the extent the CLAIMS in connection with the NAGLE LITIGATION arise out of, or are attributable to, fraud or material and intentional misrepresentation on the part of DANTE.

(d)	OREXIGEN and its appertaining SUBLICENSEES shall be indemnified and held harmless by DANTE from and against any CLAIMS (excluding NAGE EXPENSES) relating to or arising from NAGLE LITIGATION; provided, however, that such indemnification shall be limited to the total amount of DANTE ROYALTY PAYMENTS made during the term of this AGREEMENT.
14.05	Neither party hereto is an agent of the other party for any purpose whatsoever.
ARTICLE 15 – USE OF A PARTY’S NAME
15.01	Neither party will, without the prior written consent of the other party:
(a)	use in any publication, advertising, publicity, press release, promotional activity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, image, icon, or any abbreviation, contraction or simulation thereof owned by the other party; or

(b)	represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.
ARTICLE 16 – SEVERANCE AND WAIVER
16.01	Each clause of this AGREEMENT is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this AGREEMENT will not be affected thereby.

16.02	The failure of a party in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the party’s failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

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ARTICLE 17 – TITLES
17.01	All titles and article headings contained in this AGREEMENT are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.
ARTICLE 18 – SURVIVAL OF TERMS
18.01	The provisions of Sections 3.01(a), 3.01(b)-(e) (as regards financial obligations described therein incurred during the term of this AGREEMENT), 5.01, 5.03 (as regards obligations for reports and payments due to DANTE for activities occurring during the term of this AGREEMENT), 6.02(a), 9.01 (as regards assignment to DANTE by OREXIGEN of full title and interest in and full documentation of said market clearance applications and all data that could relate to market clearance applications), 10.07, 10.08 and Articles 1, 7, 8 (to the extent, but only to the extent, that such infringement occurs during the term of this AGREEMENT and excluding Section 8.06 which shall only apply during the term of this AGREEMENT), 11, 12, 13, 14, 15, 16, 18 and 19 shall survive the expiration or termination of this AGREEMENT.
ARTICLE 19 – GOVERNING LAW
19.01	This AGREEMENT shall be construed as having been entered into in the Commonwealth of Pennsylvania and shall be interpreted in accordance with and its performance governed by the laws of the Commonwealth of Pennsylvania, excluding choice of law provisions. Notwithstanding the foregoing, questions affecting the construction and effect of any patent in PATENT RIGHTS shall be determined by the law of the country in which the patent was granted.
ARTICLE 20 – ARBITRATION
20.01	Any controversy or claim arising out of or relating to this AGREEMENT or the breach thereof will be settled by arbitration in Philadelphia, Pennsylvania, before and in accordance with the Commercial Arbitration Rules (the “RULES”) of the American Arbitration Association (“AAA”). While the Rules shall apply, the parties will proceed as set forth below without hiring or paying AAA to manage the case. The parties shall follow the Rules and any applicable law. The award rendered in that arbitration will be binding on the parties hereto, and judgment upon the award can be entered by any court having jurisdiction thereof. Without detracting from the generality of the foregoing, the following specific provisions will also apply:
(a)	The proceedings will be held by a panel of three arbitrators, each party having the right to select one arbitrator, with the third to be selected in accordance with the Rules of the American Arbitration Association;

(b)	The parties, by mutual agreement, can also provide that all or part of the arbitration proceedings be held outside of Philadelphia, Pennsylvania; in this event, the parties will equally bear any special expenses resulting from that decision;
(c)	Before rendering their final decision, the arbitrators will first act as friendly, disinterested parties for the purpose of helping the parties reach compromise settlements on the points in dispute; and

(d)	The costs of the arbitration will be in the discretion of the arbitrators, provided, however, that no party is obliged to pay more than its own costs, the costs of the arbitrator it has nominated, and the cost of the third arbitrator.
ARTICLE 21 – ENTIRE UNDERSTANDING
21.01	This AGREEMENT represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.
     IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT on the dates set forth below.

LEE G. DANTE	OREXIGEN THERAPEUTICS, INC.

/s/ Lee G. Dante M.D.	By:	/s/ John F. Crowley
John F. Crowley
President and Chief Executive Officer

Date: 6/11/04	Date: 6/10/04

APPENDICES
APPENDIX A—PATENT RIGHTS
APPENDIX B—STOCK OPTION AGREEMENT
APPENDIX C—CONSULTING AGREEMENT

APPENDIX A
PATENT RIGHTS

Patent No.
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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APPENDIX B
STOCK OPTION AGREEMENT
(attached)

OREXIGEN THERAPEUTICS, INC.
2004 STOCK PLAN
NOTICE OF STOCK OPTION GRANT
«Optionee»:
     You have been granted an option to purchase Common Stock of Orexigen Therapeutics, Inc. (the “Company”) as follows:

Date of Grant:	«GrantDate»

Exercise Price per Share:	«ExercisePrice»

Total Number of Shares Granted:	«NoofShares»

Total Exercise Price:	«TotalExercisePrice»

Type of Option:	«ISO»«NSO»

Expiration Date:	«ExpirDate10_years_from_grant»

Vesting Commencement Date:	«VestingCommencementDate»

Vesting Schedule:	So long as your Continuous Service Status with the Company continues, the Shares underlying this Option shall vest and become exerciseable in accordance with the following schedule: twenty-five percent (25%) of the total number of Shares subject to the Option shall vest on the 1st anniversary of the Vesting Commencement Date and 1/36th of the total remaining number of Shares subject to the Option shall vest on the same day of each month thereafter.

Termination Period:	This Option may be exercised for ninety (90) days after termination of Optionee’s Continuous Service Status except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). Optionee is responsible for keeping track of these exercise periods following termination for any reason of his or her service relationship with the Company. The Company will not provide further notice of such periods.

Transferability:	This Option may not be transferred.

     By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Orexigen Therapeutics, Inc. 2004 Stock Plan and the Stock Option Agreement, both of which are attached and made a part of this document.
     In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

Dated: «GrantDate»	OREXIGEN THERAPEUTICS, INC.

By:
«Optionee»		John F. Crowley,
President and Chief Executive Officer

OREXIGEN THERAPEUTICS, INC.
2004 STOCK PLAN
STOCK OPTION AGREEMENT
     1. Grant of Option. Orexigen Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to «Optionee» (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Orexigen Therapeutics, Inc. 2004 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
     2. Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.
     Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.
     3. Exercise of Option. This Option shall become exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the provisions of Section 10 of the Plan as follows:
          (a) Right to Exercise.
               (i) The Option may only be exercised to the extent it has become vested.
               (ii) This Option may not be exercised for a fraction of a share.
               (iii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.
               (iv) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

          (b) Method of Exercise.
               (i) This Option shall be exercisable by execution and delivery of the Exercise Notice and Restricted Stock Purchase Agreement attached hereto as Exhibit A, or any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.
               (ii) As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.
               (iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.
     4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:
          (a) cash or check;
          (b) cancellation of indebtedness;
          (c) prior to the date, if any, upon which the Common Stock becomes a Listed Security, by surrender of other shares of Common Stock of the Company that have an aggregate Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised. In the case of shares acquired directly or indirectly from the Company, such shares must have been owned by Optionee for more than six (6) months on the date of surrender (or such other period of time as is necessary to avoid the Company’s incurring adverse accounting charges); or

          (d) following the date, if any, upon which the Common Stock is a Listed Security, and if the Company is at such time permitting “same day sale” cashless brokered exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes).
     5. Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.
          (a) Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s disability or death, Optionee may, to the extent Optionee is vested in the Option Shares at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set forth in the Notice.
          (b) Other Terminations. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:
               (i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s disability, Optionee may, but only within six (6) months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date.
               (ii) Death of Optionee. In the event of the death of Optionee (a) during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Service Status since the date of grant of the Option, or (b) within thirty (30) days after Optionee’s Termination Date, the Option may be exercised at any time within twelve (12) months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date.
     6. Non-Transferability of Option. Except as otherwise set forth in the Notice, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.
     7. Tax Consequences. Below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Incentive Stock Option.
               (i) Tax Treatment upon Exercise and Sale of Shares. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise. If Shares issued upon exercise of an Incentive Stock Option are held for at least one (1) year after exercise and are disposed of at least two (2) years after the Option grant date, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares issued upon exercise of an Incentive Stock Option are disposed of within such one (1)-year period or within two (2) years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.
               (ii) Notice of Disqualifying Dispositions. With respect to any Shares issued upon exercise of an Incentive Stock Option, if Optionee sells or otherwise disposes of such Shares on or before the later of (i) the date two (2) years after the Option grant date, or (ii) the date one (1) year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.
          (b) Nonstatutory Stock Option. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal (and state) income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one (1) year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.
     8. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

     9. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.
[Signature Page Follows]

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

Dated: «GrantDate»	OREXIGEN THERAPEUTICS, INC.

By:

«Optionee»	John F. Crowley,
President and Chief Executive Officer
Address for Notice:

«Address»

EXHIBIT A
OREXIGEN THERAPEUTICS, INC.
2004 STOCK PLAN
EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT
     This Agreement (“Agreement”) is made as of ___, by and between Orexigen Therapeutics, Inc., a Delaware corporation (the “Company”), and «Optionee» (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2004 Stock Plan (the “Plan”).
     1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase «NoofShares» shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted «GrantDate», (the “Option Agreement”). Of these Shares, Purchaser has elected to purchase                      of those Shares which have become vested as of the date hereof under the Vesting Schedule set forth in the Notice of Stock Option Grant. The purchase price for the Shares shall be «ExercisePrice» per Share for a total purchase price of $                    . The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.
     2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement.
     3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.
          (a) Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).
               (i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).
               (ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.
               (iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.
               (iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.
               (v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.
               (vi) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a). “Immediate Family” as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.
          (b) Involuntary Transfer.
               (i) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.
               (ii) Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to Section 3(b)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Purchaser or his or her executor does not agree with the valuation as determined by the Board of Directors of the Company, the Purchaser or the executor shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser or the executor and whose fees shall be borne equally by the Company and the Purchaser or the Purchaser’s estate.
          (c) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.
          (e) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.
          (f) Termination of Rights. The right of first refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of the right of first refusal described in Section 3(a) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) herein and delivered to Purchaser.

     4. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:
          (a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.
          (b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.
          (c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.
          (d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.
          (e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (f) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
5. Restrictive Legends and Stop-Transfer Orders.
          (a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):
(i)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)	THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the

Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.
     7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.
8. Miscellaneous.
          (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
          (b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
          (c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
          (d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
          (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

          (f) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.
          (h) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
[Signature Page Follows]

     The parties have executed this Exercise Notice and Restricted Stock Purchase Agreement as of the date first set forth above.

COMPANY:

OREXIGEN THERAPEUTICS, INC.

By:
Name:
Title:

PURCHASER:

«Optionee»

(Signature)

Address:

I,                                         , spouse of «Optionee», have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of «Optionee»

RECEIPT
     The undersigned hereby acknowledges receipt of Certificate No. ___ for                      shares of Common Stock of Orexigen Therapeutics, Inc.
Dated:

«Optionee»

RECEIPT
     Orexigen Therapeutics, Inc. (the “Company”) hereby acknowledges receipt of a check in the amount of $                     given by «Optionee» as consideration for Certificate No. ___ for                      shares of Common Stock of the Company.
Dated:

OREXIGEN THERAPEUTICS, INC.

By:

Name:
(print)

Title:

APPENDIX C
CONSULTING AGREEMENT
(attached)

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Orexigen Therapeutics, Inc.
One Palmer Square, Suite 515
Princeton, NJ 08542
February ___, 2004
Lee G. Dante, M.D.
[***] Street
[***], [***] [***]
Dear Dr. Dante:
     The purpose of this letter agreement (the “Agreement”) is to set forth the principal terms of the agreement that we have reached with respect to your rendering of consulting and advisory services to Orexigen Therapeutics, Inc. (“Orexigen”) with respect to Orexigen’s efforts to develop one or more products for appetite control, control of food intake and/or obesity treatment. That agreement is as follows:
     1. Services.
          At times agreeable to you and as requested by Orexigen, you will make available your services and consult with Orexigen with respect to Orexigen’s efforts to develop one or more products for appetite control, control of food intake and/or obesity treatment and such other matters as may be agreed upon between Orexigen and you. It is anticipated that you will spend approximately ___days per month in rendering services pursuant to the terms hereof.
     2. Compensation and Related Matters.
          (a) As compensation for services rendered pursuant to the terms of this Agreement, Orexigen shall pay you [***] Dollars ($[***]) per month.
          (b) You shall be reimbursed for out-of-pocket expenses incurred by you in connection with the rendering of services pursuant to the terms hereof, including all reasonable expenses for air travel necessary and requested by Orexigen, and all reasonable living expenses incurred by you when rendering services for Orexigen at locations away from your home or business. We request that any single expense in excess of [***] Dollars ($[***]) be approved by Orexigen in advance. To facilitate reimbursement, you agree to provide, on a monthly basis, Orexigen with an invoice itemizing your travel and other expenses, together with receipts evidencing such expenses, and Orexigen shall make a reimbursement payable to you within [***] ([***]) days of receipt of such invoice

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and receipts. Your invoices should be mailed to Orexigen Therapeutics, Inc., 28202 Cabot Road, Suite 200, Laguna Niguel, CA 92677, Attention: Chief Financial Officer.
          (c) You shall be responsible for payment of all taxes on income earned by you under this Agreement.
     3. Independent Contractor.
          (a) We agree that you are to have complete freedom of action as to the details, methods, and means of performing requested services. It is further understood that you are retained and have contracted with Orexigen only for the purposes and to the extent set forth in this Agreement, and your relationship to Orexigen and any of its subsidiary companies shall, during the period of your retainer and service, be that of an independent contractor, and you shall be free to dispose of such portion of your entire time, energy, and skill as you are not obligated to devote to Orexigen and its subsidiaries, in such manner as you see fit and to such persons, firms, or corporations as you deem advisable so long as same does not create a conflict of interest between Orexigen and such other persons, firms, or corporations.
          (b) Since you are performing the service under this Agreement as an independent contractor, you shall not be considered under the provisions of this Agreement, or otherwise, as having status as an employee of Orexigen, nor will you, except as provided herein, be entitled hereafter to participate in any plans, arrangements, or distributions by Orexigen relating to any pension, deferred compensation, bonds, stock bonus, stock option, hospitalization, insurance, or other benefits extended to its employees since you are performing services as an independent contractor.
     4. Contract Period.
          This Agreement becomes effective as of the date hereof and will continue in effect for a period of twelve (12) months. Notwithstanding the foregoing, either you or Orexigen may terminate this Agreement upon [***] ([***]) days’ notice any time following the date hereof.
     5. Inventions and Creative Works.
          (a) During the term of this Agreement, you agree (i) not to transfer any of your rights in United States Patent Numbers [***]; [***] and [***] (collectively, the “Patents”); (ii) otherwise take any other action which would impair your ability to assign or license the Patents to Orexigen; and (iii) not to directly or indirectly solicit or initiate any discussions or negotiations with, or

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participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any corporation, partnership, person or entity or group (other than Orexigen) concerning any of the Patents. Orexigen believes that you are not precluded from assigning these rights by any pre-existing agreement, and you agree that this is the case.
          (b) If, as a result of your service to Orexigen, you conceive, make, or develop any inventions or creative works, including, without limitation, plans, drawings, prints, or specifications relating to Orexigen’s business or that of its subsidiaries or affiliates, you will: (i) give notice thereof to Orexigen; (ii) assign to Orexigen all of your rights therein; and (iii) execute any necessary papers and otherwise reasonably cooperate with Orexigen in the securing of patents on such inventions or copyrights on such inventions or creative works. However, if you make any new invention (the “New Inventions”) that are direct improvements of or are dominated by any of the Patents, you will own all right, title and interest in such New Inventions.
          (c) During the term of this Agreement, Orexigen shall have the right of first offer to (i) [obtain an exclusive, worldwide, royalty-bearing license, including a right to sublicense to make, have made, use and sell products incorporating the Patents or patent rights derived therefrom] [an assignment] of the Patents and New Inventions.
     6. Security.
          (a) You agree, both during and subsequent to your services, keep confidential any technical or other information of a confidential nature, including knowledge of Orexigen’s projects and general activities and any information not publicly disclosed relating to Orexigen which you may acquire through your consulting activities or otherwise. You will not use or disclose such information in any manner without Orexigen’s express written permission; title to all property involved shall remain exclusively in Orexigen. Upon termination of services, or upon Orexigen’s request at any time, you shall account for and return to Orexigen all papers containing any such confidential information. Orexigen does not wish to obtain any confidential information that belongs to other parties. Therefore, you agree not to disclose or otherwise transfer to Orexigen any confidential information, which you may have acquired as a result of any other employment or consulting relationship.
          (b) You represent that your performance of all the terms of this Agreement and your retention as a consultant by Orexigen does not and will not breach any agreement to keep in confidence confidential information acquired by you in confidence or in trust prior to your retention as a consultant by Orexigen.

You have not entered into, and will not enter into, any agreement, either written or oral, in conflict herewith.
     7. Conflict of Interest.
          You agree that, during the term of this agreement, you will not (except as otherwise herein provided), without Orexigen’ express written consent, engage in any business or activity (whether as a consultant, advisor or otherwise) that may be deemed competitive with the business proposed to be engaged in by Orexigen.
     8. Freedom of Action.
          It is agreed that your rendering of service under this Agreement shall in no way conflict or interfere with your existing job responsibilities at ___.
     9. General Conditions.
          (a) You agree that for a period of [***] ([***]) year following termination of this Agreement, you will not solicit or in any manner encourage employees of Orexigen to leave its employ.
          (b) If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.
          (c) The term, Orexigen, as used herein, shall include any subsidiary or affiliate of Orexigen Therapeutics, Inc.
          (d) This Agreement shall be binding upon you, your heirs, executors, administrators and assigns, and shall inure to the benefit of Orexigen, its successors and assigns.
          (e) This Agreement shall be governed and construed in accordance with the laws of the State of California.
     10. Notice.
          All notices and other communications under this Agreement shall be in writing. Unless and until you are notified in writing to the contrary, all notices, communications and documents directed to Orexigen and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:
OREXIGEN THERAPEUTICS, INC.
One Palmer Square, Suite 515

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New Jersey, NJ 08542
Attention: President/Chief Executive Officer
     Unless and until Orexigen is notified in writing to the contrary, all notices, communications and documents intended for you and related to this Agreement, if not delivered by hand, shall be mailed to your last known address as shown on Orexigen’s books. Notices and communications shall be mailed by registered or certified mail, return receipt requested, postage prepaid. All notices related to this Agreement shall be deemed received upon delivery or, if mailed, within five (5) days after mailing in accordance with this Section 10.
     11. Prior Agreements.
          This Agreement supersedes all prior agreements between you and Orexigen relative to your services as a consultant to Orexigen. This Agreement contains the entire understanding of the parties. Further, it shall be amended only in writing agreed to by both parties and shall not be assignable by you or by operation of law.
     Please indicate your acceptance of the foregoing by signing in the space provided below and returning one original letter to my attention.

Sincerely,

OREXIGEN THERAPEUTICS, INC.

By:
John F. Crowley,
President and Chief Executive Officer

ACCEPTED AND AGREED to this ___day of February, 2004

Lee G. Dante, M.D.

Social Security Number